SECOND AMENDMENT TO AGREEMENT OF PURCHASE AND SALE
     This SECOND AMENDMENT TO AGREEMENT OF PURCHASE AND SALE (this “Amendment”) is executed this 21st day of December, 2007, by and between LOUDOUN LAND VENTURE LLC, a Delaware limited liability company (“Seller”), and NATIONAL RURAL UTILITIES COOPERATIVE FINANCE CORPORATION, a District of Columbia cooperative association (“Purchaser”).
RECITALS:
     R-l Purchaser and Seller have entered into an Agreement of Purchase and Sale dated November 28, 2007 as amended by First Amendment to Agreement of Purchase and Sale dated December 17, 2007 (the “Contract”), pursuant to which Seller agreed to sell to Purchaser and Purchaser agreed to purchase from Seller that certain parcel of real property located in Loudoun County, Commonwealth of Virginia, consisting of approximately 27.6177 acres of land, as more particularly described in such Contract (the “Property”);
     R-2 The due diligence period under the Contract expires on December 21, 2007 at 5:00 PM EST;
     R-3 It is the intent of Seller and Purchaser to amend the Contract to, among other things, include certain additional conditions to Closing, and to establish Seller’s and Purchaser’s respective rights and obligations with respect to such conditions.
WITNESSTH:
     NOW, THEREFORE, in consideration of Ten Dollars ($10.00) in hand paid, the mutual covenants and responsibilities reflected herein, the premises herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned parties hereby agree as follows:
     1. Terminology. All capitalized terms not otherwise defined herein shall have the meanings given them in the Contract
     2. Incorporation of Recitals. The recitals set forth above are incorporated herein as if set forth at length.
     3. Amendments.
          a. Section 3 of the Contract is hereby amended by modifying the Purchase Price to Sixteen Million and No/100 Dollars ($16,000,000.00).
          b. Title:
               (i) That certain Sanitary Sewer Easement and Cost Sharing Agreement dated September 14, 2004 and recorded as Instrument No. 20041007-0108681,

among the land records of Loudoun County, Virginia (the “Cost Sharing Agreement”) provides for the payment to Comstock Loudoun Station, L.C. (“Comstock”) of a sum equal to 12.7% of the cost of engineering, construction, permitting, bonding, land/easement acquisition and associated fees for the construction of certain Facilities (as defined in the Cost Sharing Agreement). It is the understanding of Seller and Purchaser that such Facilities have been constructed. As contemplated in Section 18 of that certain Contract between Reliance Insurance Company as Seller and TC MidAtlantic Development, Inc (as subsequently assigned to TC Epicenter, LLC) as Purchaser dated February 8, 2005 (the “Reliance Contract”), the sum due to Comstock from the Property under the Cost Sharing Agreement was fixed at an amount equal to 5.1% of the total costs of the Facilities with a maximum reimbursement of $130,650.00. Unless on or before Closing, Seller provides a certificate executed by Comstock in recordable form that the payment required from the Property under the Cost Sharing Agreement has been made then the Purchase Price shall be reduced by $130,650.00 and Purchaser shall release Seller from all obligation for any payment due from the owner of the Property under or pursuant to the Cost Sharing Agreement.
               (ii) That certain Access, Easement and Maintenance Agreement dated September 28, 1993, recorded in Deed Book 1256, at Page 277, among the land records of Loudoun County, Virginia created an access easement that bisects the Property. Purchaser’s title company has agreed not to take exception to such access easement if Seller executes an affidavit in recordable form affirming to the best of its knowledge that such easement has terminated in accordance with its terms. Seller hereby agrees to execute such an affidavit in form and substance satisfactory to Seller, containing no indemnification and limited to the best of Seller’s knowledge. In the event Seller and Purchaser’s title company are unable to agree on the form of such affidavit, the same shall not be deemed a failed condition to closing and Purchaser shall irrespective thereof be obligated to proceed with Settlement.
               (iii) That certain Easement Agreement dated December 11, 1997 between Miller and Smith at Dulles Parkway Center, L.L.C. and Reliance Insurance Company purports to grant to Miller and Smith certain easements over the Reliance Property (as defined in such agreement) generally in the area defined in such agreement as “Miller and Smith Easement Areas”. The Miller and Smith Easement Areas are described as shown on a plat that is not attached to such agreement. Seller shall use good faith efforts to obtain from Miller and Smith and deliver to Purchaser prior to closing an estoppel certificate in recordable form (and in a form to be supplied by Purchaser) confirming that such easement agreement does not encumber the Property; provided the same shall under no circumstances be deemed a condition precedent to closing under the Contract.
          c. As contemplated in Section 10(vi) of the Contract, all required off-site easements or off-site right-of-way necessary for the construction of Purchaser’s Improvements including with respect to the Shellhorn Road Improvements (as defined herein) are to be recorded prior to Closing. Such condition is amended to provide that Seller shall obtain and record in the land records of Loudoun County an executed “Agreement to Cooperate” from each party for which an offsite easement or right-of-way is required in order to construct the Shellhorn Road Improvements which agreements shall be in the form attached hereto as Exhibit D except such agreements shall also be executed by any trustees and lenders under any deeds of trusts encumbering the property of such off-site owners. A list of the plats depicting the off-site easements and right-of-way known to be required to date for such Shellhorn Road Improvements is set forth on Exhibit A attached hereto and incorporated herein by reference. Any costs associated with the acquisition of such off-site right-of-way and easements including any payment to, or construction for the benefit of, the party granting such right-of-way or easement shall be paid by Seller.
          d. Section 13 of the Contract contemplated that Purchaser would be seeking certain written confirmation from Loudoun County of what Proffers were the obligation of the Property, including what Proffers must be performed to develop the Property with the Purchaser’s Improvements. A copy of the written confirmation that Purchaser shall submit is set forth as Exhibit B attached hereto and incorporated herein by reference. Receipt of such written confirmation shall not be deemed a condition precedent to Settlement hereunder.
          e. Shellhorn Road Construction. Seller shall, during the pendency of the Contract, at its sole cost and expense, and MidAtlantic Realty Partners, LLC (“MRP”), shall, subsequent to Closing, at its sole cost and expense, diligently and continuously pursue the approval of the Shellhorn Road Improvements along the Property’s entire frontage including obtaining any required wetlands permit required in connection with the CPAP (as defined below) (the “Shellhorn Road Improvements”) as such improvements are shown on those Construction Plans and Profiles CPAP 2007-0079 prepared by Urban Engineering & Associates dated December 11, 2007 and as ultimately approved by Loudoun County, Virginia (“Shellhorn Road CPAP”). In addition to obtaining the approval of the Shellhorn Road CPAP, Seller (prior to Closing) and MRP (subsequent to Closing) shall diligently and continuously pursue obtaining the approval of the flood plain alteration study prepared by Urban Engineering & Associates dated September 24, 2007 (County Reference No. FPAL 2007-0026) and associated easements (the “Flood Plain Alteration”) which easement (or in lieu thereof Agreements to Cooperate) shall be part of the agreements to be obtained prior to Closing pursuant to Section 3.c. hereof. Purchaser’s sole responsibility with respect to obtaining the approval of the Shellhorn Road CPAP and the Flood Plain Alteration shall be to post the bonds required by Loudoun County and the Virginia Department of Transportation with respect to the same. Within thirty (30) days of the Shellhorn Road CPAP being approved by Loudoun County, subject only to the posting of such bonds, and Purchaser being given written notice of the same by Seller, Purchaser shall give MRP written notice (at the address set forth on the signature page hereof) of whether it desires to have MRP construct the Shellhorn Road Improvements shown thereon, which improvements shall include any required utility relocations associated with the Shellhorn Road Improvements. If Purchaser elects to have MRP construct the Shellhorn Road Improvements, MRP shall commence such improvements within thirty (30) days of Purchaser’s notice to proceed (but not later than 60 days subsequent to the approval of the Shellhorn Road CPAP) and shall diligently and continuously pursue such construction to “Completion”. Completion shall be defined as the acceptance of such road by the Virginia Department of Transportation for maintenance and the release of all bonds posted with Loudoun County and the Virginia Department of Transportation with respect to such improvements. Purchaser shall pay to MRP the sum of One Million Five Hundred Thousand and No/100 Dollars ($1,500,000.00) in payment of MRP’s construction of the Shellhorn Road Improvements. Such funds shall be disbursed by Purchaser to MRP based on monthly draws on a standard AIA form draw request, including lien waivers from the contractors and subcontractors performing the work and satisfactory inspections by a third party engineer reasonably acceptable to Purchaser and MRP that the work for such draw is requested has been completed in accordance with the approved plans therefore. Any cost incurred in the construction of Shellhorn Road Improvements in excess of the sum of One Million Five Hundred Thousand and No/100 Dollars ($1,500,000.00) shall be paid by MRP. Any portion of the $1,500,000 which has not been previously funded to MRP shall be paid to MRP within ten (10) days of Completion.
          f. Pursuant to Proffer IX.F of the Proffers, “In the event that any one or more of the individual roadway improvements proffered by the Applicant is substantially performed by others prior to bonding for such construction by the Applicant, the actual paid and reasonable construction costs of such individual improvements shall be contributed by the Applicant to the County in lieu of Applicant’s construction obligation.” Figure I in Exhibit C to the Proffers, which includes the Property indicates that, as a part of the development of the Property, Route 607 northeast of Shellhorn Road was to be constructed by the owner of the Property as four lanes of a six lane divided roadway. Such road construction was performed by others thereby potentially triggering the cash in lieu of construction proffer set forth in Proffer IX.F. Seller agrees to escrow at closing the sum of $326,550.15 (the “Loudoun County Parkway Extension Escrow”). If (i) at the time of site plan approval for the Purchaser’s Improvements Loudoun County has not as part of such site plan approval required the payment of the cash in lieu of the Loudoun County Parkway Extension, and (ii) in response to the Purchaser’s Proffer interpretation (but not later than such site plan approval), Loudoun County has indicated that the owner of Property is not responsible for paying the cash in lieu of construction proffer for the Loudoun County Parkway Extension, then such escrow funds shall be released to the Seller. On the other hand, if at the time of such site plan approval or receipt of the proffer interpretation from Loudoun County (but not later than site plan approval), whichever occurs later, Loudoun County has indicated that the owner of the Property is responsible for the cash in lieu of construction proffer associated with such Loudoun County Parkway Extension, then the escrow funds shall be released to Purchaser up to the amount required to be paid by Purchaser to Loudoun County with any balance to be paid to Seller. In consideration of the foregoing, Purchaser covenants and agrees that it shall continue to prosecute to completion (or until the County has indicated pursuant to the preceding sentence that such cash in lieu payment is due) at its cost and expense, approval of the site plan in the form as previously submitted for the Property by Seller, which prosecution shall be diligent, in good faith and without interruption. Notwithstanding the foregoing, in the event Loudoun County determines that the owner of the Property is responsible for the entirety of the cash in lieu of construction proffer associated with such Loudoun County Parkway Extension (as opposed to a pro rata portion thereof) Seller shall have the right to appeal such determination and each of Purchaser and Seller acknowledge and agree that Seller may retain Brian J. Cullen for purposes of prosecuting such negotiation and appeal; with any refund of the amount so paid being the sole property of Seller.
          g. Section 18 and 19(h) of the Contract are modified to permit Purchaser to make any disclosures required by applicable law, court order or governmental authority, including, but not limited to, any disclosures required to be made by the Securities Exchange Commission as part of any periodic filing requirement.

     4. Full Force and Effect. Except as modified herein, all of the provisions of the Contract shall remain in full force and effect as originally written.
     5. Counterpart Execution. This Amendment may be executed in multiple counterparts, all of which when taken together shall constitute one original.
     IN WITNESS WHEREOF, the parties hereto have executed or have caused to be executed under seal this Amendment as of the day and year first above written,

SELLER: LOUDOUN LAND VENTURE, LLC, a Delaware limited liability company
By:	Cornerstone Real Estate Advisers LLC,
its manager

By:	/s/ Linda H. Young
Name:	Linda H. Young
Title:	Vice President

PURCHASER: NATIONAL RURAL UTILITIES COOPERATIVE FINANCE CORPORATION, a District of Columbia cooperative association
By:	/s/ John T. Evans
Name:	John T. Evans
Title:	Senior Vice President

          MidAtlantic Realty Partners, LLC joins in the execution hereof for the purposes of evidencing its agreement to pursue the approvals and easements and to construct the Shellhorn Road Improvements as set forth in Section 3(e) hereof.

MIDATLANTIC REALTY PARTNERS, LLC, a Virginia limited, liability company
By:	/s/ Robert J. Murphy
Name:	Robert J. Murphy
Title:	Authorized Member

Address For Notices to MRP:
MidAtlantic Realty Partners, LLC
1133 21st Street, NW
Suite 720
Washington, DC 20036
Attn: J. Richard Saas

     Exhibit B
Form of Proffer Interpretation Request
December 7, 2007
Ms. Susan Glass
Proffer Manager
Department of Building & Development
Zoning Administration
1 Harrison Street, S.E., 3rd Floor
Leesburg, VA 20177
     Re:     Loudoun Parkway Center; ZMAP 1990-0015
Dear Susan:
I.	BACKGROUND
     As a follow-up to our meeting of November 29, 2007, with you and Marilee, we represent National Rural Utilities Cooperative Finance Corporation (“CFC”) which is contemplating relocating its corporate headquarters from Fairfax County to Loudoun County and specifically to that portion of Loudoun Parkway Center known as Land Bay M. On February 3, 1993, the Loudoun County Board of Supervisors approved ZMAP 1990-0015 for Loudoun Parkway Center subject to the Proffer Statement dated December 11, 1992 and the letter of clarification dated February 2, 1993. A copy of the Copy Teste and Proffers with the letter of clarification are enclosed as Tab A. Additionally, by Proffer Determination dated September 13, 2006, you clarified certain matters with respect to the phasing of the construction of Route 643, also known as Shellhorn Road. A copy of such Proffer Determination is attached as Tab B.
II.	PURPOSE
     Loudoun Parkway Center was originally conceived as a large planned community, the development of which would be overseen by Reliance Insurance Company as a master developer. Reliance experienced financial difficulty and the ownership of the project has been splintered into several different owners. The purpose of this request is to determine (i) what proffers must be complied with in order to obtain permits for the development and use of Land

Bay M and (ii) what proffers could potentially restrict the development of Land Bay M, in both cases for development, at an FAR of 0.5 for PD-OP uses (subject to the entire PD-OP portions of the project not exceed an FAR of 0.4).
III.	DETERMINATION REQUEST
     In contemplation of its potential acquisition of Land Bay M, CFC would request your determination with respect to the following matters:
     1. Proffer IX.A. provides, among other things that
“Consistent with the Concept Plan, the Applicant shall construct or bond for the construction the four lanes of on-site roads prior to final approval of any subdivision or site plan in the project that is projected to cause any on-site road to reach 8,000 vehicle trips per day based on the trip generation rate established by the ITE Trip Generation Manual, 5th edition, and as agreed to by the County and the Applicant”.
     As we discussed, it is our understanding of this proffer that it is intended to provide that if a particular road exceeds 8,000 vehicle trips per day, then that particular road must be four laned prior to the approval of the subdivision or site plan that would result in that particular road exceeding 8,000 vehicle trips per day. We do not read this language to contemplate that if any on-site road reaches 8,000 vehicle trips per day then all the on-site roads must be four laned. Please confirm our understanding is correct (“Request Number 1”).
     Additionally, please confirm that the development of Land Bay M at an FAR of 0.5 for a total gross floor area of 590,238 of PD-OP uses in conjunction with any other existing development in Loudoun Parkway Center will not require that the owner of Land Bay M four lane any other road other than Shellhorn Road from the eastern boundary of Land Bay M to its intersection with Loudoun County Parkway, i.e., please confirm that our development will not be deemed “to cause any on-site road to reach 8,000 vehicle trips per day” other then on-site roads that have already been “four laned" other than Shellhorn Road to the eastern boundary of Land Bay M (“Request Number 2”). Attached as Tab C is an annotated version of Exhibit C to the Proffers which shows which roads have been four-laned.
     2. Additionally, Proffer IX.B. provides:
“The Applicant’s development utilizing on-site linkages only shall generate no more than 20,000 average daily trips as determined by reference to the ITE Trip Generation Manual, 5th edition, and as agreed upon by the County and Applicant”.
This Proffer further provides that:
“No zoning permits shall be issued for development on the Property which generates more than 20,000 average daily trips . . . unless off-site roadway links are in place sufficient to accommodate the ADT’s generated by development based upon the ADT increments shown on such figures, and provided further that each such off-site link is connected to an appropriate on-site roadway link as well as to the point of off-site terminus set forth on Exhibit C”.
          This in essence creates a bank of average daily trips against which the Loudoun Parkway Center’s development must be phased. Based on your follow-up e-mail to me, we should use the 7th edition of the ITE Trip Generation Manual in calculating how many average daily trips are currently generated by Loudoun Parkway Center. The annotated version of Exhibit C of the Proffers attached as Tab C shows that a total of 37,400 average daily trips are available to Loudoun Parkway Center. Please confirm that you agree with this number (“Request Number 3”). Assuming you agree that there a total of 37,400 average daily trips available to Loudoun Parkway Center, the number of average daily trips that are currently in the “bank” against which the owner of Land Bay M must make sure that its development does not generate average daily trips in excess of equals 37,400 less the number of trips generated by the existing development at Loudoun Parkway Center (which at this point is just the residential development). For example, if the current average daily trips generated by the Loudoun Parkway Center project is 11,000, then based on the current status of the on and off-site road improvements the number of trips available to Land Bay M would be 37,400 - 11,000=26,400. Additionally, please confirm that upon obtaining site plan approval for Land Bay M, such Land Bay shall be deemed to have been allocated a number of average daily trips from the “Bank” sufficient to accommodate the development shown on such site plan, i.e., Land Bay M will be vested in the development shown on the site plan for so long as such site plan remains valid (“Request Number 4”).
     3. Proffer IX.F. provides that
“In the event that any one or more of the individual roadway improvements proffered by the Applicant herein is substantially performed by others prior to bonding for such construction by the Applicant, the actual paid and reasonable construction costs of such individual improvements shall be contributed by the Applicant to the County in lieu of the Applicant’s construction obligation. Such contributions in lieu of actual construction shall occur at the time specified in the applicable Proffer for construction or bonding of a specific improvement and shall be used for off-site roadway improvements in the vicinity and for the benefit of the Property ... ”
     The annotated version of Exhibit C to the Proffers (attached as Tab C) shows which of the “on-site” proffered road improvements might have been constructed by others. Please confirm that if the County seeks a cash contribution for any of these improvements it will do so pro rata from all the owners within Loudoun Parkway Center (including the residential) not just one particular owner (“Request Number 5”). CFC has no objection to paying a pro rata share for such road improvements but would not want to pay the entire amount as a condition of a plan approval or permit, i.e. there should be no selective enforcement.
     4. Proffer XI requires the creation of a Lot Owners Association. A now defunct former owner/developer of Loudoun Parkway Center had created an association, however, Land

Bay M was never subjected to such association and such association is inactive to the best of our knowledge. Proffer 11 provides that:
“Lots proposed to be, or which are in fact apart of the lot Owners Association may be withdrawn and made a part of another Lot Owners Association “.
     Again, Land Bay M was never made a part of the Lot Owners Association created by the defunct developer, but please confirm that the owner of Land Bay M may establish a separate Lot Owners Association for Land Bay M and be in compliance with Proffer XIA (“Request Number 6”).
     Should you have any questions concerning the above, please call me.

Very truly yours, Benjamin F. Tompkins
BFT/der
Enclosures

Exhibit D
Form of Agreement to Cooperate
(To Be Modified To Include Trustees and
Lenders Under Any Deeds Of Trust)
AGREEMENT TO COOPERATE
     This Agreement (“Agreement”) is executed this ___ day of ___, 2007 among ALKESH TAYAL and KRISHNA TAYAL, their successors and assigns (hereinafter collectively referred to as the “Owners”) ; and LOUDOUN LAND VENTURE LLC, a Delaware limited liability company, its successors and assigns (hereinafter referred to as “LLV”).
RECITALS:
     A. The Owners are the owners and proprietors of certain real property located in Loudoun County, Virginia, identified as Loudoun County Tax Parcel Identification Number (PIN) 062-25-7314-000, containing approximately 20.0000 acres of land, more or less (the “Property”), which Property is more particularly shown and depicted on that certain plat numbered R.P. #12247-3, dated November, 2007, entitled “Plat Showing Street Dedication &Various Easements on the Property of ALKESH & KRISHNA TAYAL,” prepared by Urban, Ltd., of Chantilly, Virginia, and attached hereto as “Exhibit A” and incorporated herein by reference, (the “Plat”).
     B. LLV is the owner and proprietor of certain real property located in Loudoun County, Virginia, identified and known to the parties hereto as Loudoun County Tax Map Parcel Identification Number (PIN) 090-48-5422-000, containing approximately 27.6177 acres of land, more or less (the “LLV Property”).

     C. LLV is in the process of developing the LLV Property and will be constructing certain road and infrastructure improvements adjacent to the Owners’ Property, which may include, without limitation, clearing and grading improvements, construction of road improvements, and construction and extension of utilities and storm drainage facilities, including sewer and/or water facilities, and the dedication of public street right-of-way and/or easements, which improvements, facilities and dedications shall hereinafter to referred to collectively as the “Facilities.”
     D. The general location of the Facilities to be installed on the Owners’ Property are more particularly depicted on Exhibit A.
     E. The parties agree that installation of the Facilities upon the Owners’ Property will be mutually beneficial to both the Owners and LLV.
     F. The Owners have agreed to dedicate roads and to grant easements permitting the installation, construction, repair and replacement of the Facilities, or to such public agency or provider of services as LLV directs.
AGREEMENT:
     NOW, THEREFORE, in consideration of the facts reflected by the foregoing recitations, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged as evidenced by the signatures of the parties hereto, under seal, the parties hereby agree as follows:
     1. The foregoing recitations, Exhibit A and Exhibit B, as defined herein below, are a material part of this Agreement and are incorporated herein by this reference.
     2. The Owners shall, within fifteen (15) calendar days following submission by LLV, execute such reasonable applications, easements, deeds, plats, licenses, or other instruments presented by LLV to support the creation, establishment, grant, construction and/or use of the Facilities over, under and/or upon the Owners’ Property. The Owners agree to exercise good faith efforts to secure any required lender and Trustee consents, subordinations and releases for all dedications and/or easements needed for construction of the Facilities on the Owners’ Property.
     3. An easement, dedication, and/or facility to be established shall be deemed reasonable if located substantially within the area(s) depicted on Exhibit A. A deed, plat and/or other instrument shall be deemed reasonable if it is consistent with forms approved by the applicable governmental agencies or providers of public services. A draft form of the Deed for the dedication/conveyance of right-of-way and/or easements for the Facilities is attached hereto and incorporated herein as “Exhibit B,” which shall be subject to any changes required for approval of governmental agencies and/or providers of public services.
     4. The Owners further agree to continue to cooperate with LLV in connection with the planned development of LLV’s Property, including the grant and conveyance of currently unanticipated easements, provided that such easements do not materially interfere with the Owners’ intended use of the Property and that there is no cost or expense incurred by the Owners in such cooperation.
     5. The Owners shall provide reasonable cooperation in the creation, establishment, dedication, grading and construction of the Facilities, which cooperation shall include, but not be limited to, the vacation and/or relocation of all or a portion of the public street right-of-way(s) and/or easement(s) as necessary for the dedication, grading and construction of the Facilities, further including but not limited to, those referred to herein.

     6. This Agreement is intended to be recorded among the land records of Loudoun County, Virginia, and shall be for the benefit of the parties and their successors and assigns in title, and the owner or owners of all or any portion of LLV’s Property and their heirs, successors and assigns in title, and shall burden the Owners’ Property and the owner or owners of all or any portion thereof and their successors and assigns in title. This Agreement shall automatically become null and void at such time as construction of the Facilities is complete and all bonds for construction of the Facilities have been release by the applicable governmental agencies and/or providers of public services. Upon termination of this Agreement, upon request by either the Owners or LLV, the parties hereto mutually agree to execute a recordable confirmation of termination of this Agreement.
     7. This Agreement shall be construed in accordance with the laws of the Commonwealth of Virginia.
     8. If any term, covenant, or condition of this Agreement or the application thereof to any person or circumstance shall to any extent be invalid or unenforceable, then the remainder of this Agreement or the application of such term, covenant or condition to any other person or circumstance shall not be affected thereby, and each such term, covenant and condition shall be valid and enforceable to the fullest extent permitted by law.
     9. This Agreement may be signed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.
     10. In the event the Owners breach this Agreement, LLV shall be entitled to specific performance, which shall further include the right to collect costs of enforcement, including, without limitation, attorney’s fees. In addition to the foregoing, LLV shall have a limited power of attorney for the sole and specific purpose of granting any reasonable easements which the

Owners refuse to execute. This power of attorney shall be irrevocable but shall be limited to the purposes set forth in this Agreement.
     WITNESS the following signatures and seals:
[SIGNATURE PAGES FOLLOW]

OWNERS:
(SEAL)
ALKESH TAYAL

(SEAL)
KRISHNA TAYAL

STATE/COMMONWEALTH OF                                                             ,
CITY/COUNTY OF                                                                                      , to wit:
     I, the undersigned Notary Public, in and for the jurisdiction aforesaid, do hereby certify that ALKESH TAYAL, whose name is signed to the foregoing Agreement, appeared before me and personally acknowledged the same in my jurisdiction aforesaid.
     GIVEN under my hand and seal this                     day of                                                                                  , 2007.

My Commission expires:

Notary Public — Registration No.
STATE/COMMONWEALTH OF                                                             ,
CITY/COUNTY OF                                                                                      , to wit:
     I, the undersigned Notary Public, in and for the jurisdiction aforesaid, do hereby certify that KRISHNA TAYAL, whose name is signed to the foregoing Agreement, appeared before me and personally acknowledged the same in my jurisdiction aforesaid.
     GIVEN under my hand and seal this                      day of                                                              , 2007.

My Commission expires:

Notary Public — Registration No.

LOUDOUN LAND VENTURE LLC, a Delaware limited liability company
By:	(SEAL)
Name:
Title:

STATE/COMMONWEALTH OF                                                             ,
CITY/COUNTY OF                                                                                      , to wit:
     I, the undersigned Notary Public, in and for the jurisdiction aforesaid, do hereby certify that                                                                                 , as                                                                                  of LOUDOUN LAND VENTURE LLC, whose name is signed to the foregoing Agreement, appeared before me and personally acknowledged the same in my jurisdiction aforesaid.
     GIVEN under my hand and seal this                      day of                                                             , 2007.

My Commission expires:

Notary Public — Registration No.

TRUSTEES CONSENT AND SUBORDINATION
The undersigned Trustees, at the request of the Beneficiary as evidenced hereinafter, join in, without liability or obligation, for the sole purpose of subordinating the lien of the Deed of Trust, as described hereinafter in the Consent of Beneficiary to Agreement to Cooperate, to the terms and conditions of said Agreement to Cooperate, dated                     , 2007, and further to evidence its agreement to subordinate the lien of the Deed of Trust to the easement and/or dedications referenced hereinto.

TRUSTEES: (either of whom may act)
(SEAL)
GEORGE L. GRECO, TRUSTEE

(SEAL)
NEIL I. TITLE, TRUSTEE

COMMONWEALTH/STATE OF                                                             ,
CITY/COUNTY OF                                                                                      , to wit:
     I, the undersigned Notary Public, in and for the jurisdiction aforesaid, do hereby certify that GEORGE L. GRECO, TRUSTEE, whose name is signed to the foregoing Trustees Consent and Subordination, appeared before me and personally acknowledged the same in my jurisdiction aforesaid.
     GIVEN under my hand and seal this                      day of                                                              , 2007.

My commission expires:

Notary Public — Registration No.
COMMONWEALTH/STATE OF
CITY/COUNTY OF                                                                                      , to wit:
     I, the undersigned Notary Public, in and for the jurisdiction aforesaid, do hereby certify that NEIL I. TITLE, TRUSTEE, whose name is signed to the foregoing Trustees Consent and Subordination, appeared before me and personally acknowledged the same in my jurisdiction aforesaid.
     GIVEN under my hand and seal this                      day of                                          2007.

My commission expires:

Notary Public — Registration No.

CONSENT OF BENEFICIARY TO AGREEMENT TO COOPERATE
     The undersigned, as beneficiary (“Beneficiary”) under that certain Deed of Trust, dated November 11, 2004, and recorded among the land records of Loudoun County, Virginia (“Land Records”), as Instrument Number 20041115-0121182, as modified by Allonge and Modification Agreements recorded as Instrument Numbers 20060501-0038482, 20060929-0083657 and 20070629-0049437, among the Land Records (collectively, the “Deed of Trust”), hereby consents and agrees to the execution and recordation of the foregoing Agreement to Cooperate, dated                     , 2007 (the “Agreement”), and the subordination of the lien of the Deed of Trust to the terms and conditions of the Agreement, and for such purposes hereby directs the Trustees under the Deed of Trust to join in the execution and delivery of the Agreement.

BENEFICIARY VIRGINIA COMMERCE BANK
By:
Name:
Title:

STATE/COMMONWEALTH OF
CITY/COUNTY OF                                                                                      , to wit:
     I, the undersigned Notary Public, in and for the jurisdiction aforesaid, do hereby certify that                                                              as                                                               of the VIRGINIA COMMERCE BANK, BENEFICIARY, whose name is signed to the foregoing Consent of Beneficiary to Agreement to Cooperate, appeared before me and personally acknowledged the same in my jurisdiction aforesaid.
     GIVEN under my hand and seal this                      day of                                          , 2007.

My Commission expires:

Notary Public — Registration No.